DECLARATION OF TRUST

DECLARATION OF TRUST made this 30th day of March, 1992 by the Trustees hereunder.

WHEREAS, the Trustees desire to establish a trust fund for the purposes of carrying on the business of a management investment company; and

WHEREAS, in furtherance of such purposes, the Trustees and any successor Trustees elected in accordance with Article V hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees and any successor Trustees elected in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, that they will manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares of beneficial Interest in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

Section 1. Name. This Trust shall be known as the “Nuveen California Select Tax-Free Income Portfolio”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The “Trust” refers to the Massachusetts voluntary association established by this Declaration of Trust, as amended from time to time;

(b) “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article V hereof and then in office;

(c) “Shares” mean the shares of beneficial interest described in Article IV hereof and includes fractions of Shares as well as whole Shares;

(d) “Shareholder” means a record owner of Shares;

(e) The “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

(f) The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person,” “Principal Underwriter” and “vote of a majority of the outstanding voting securities” shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” or “Declaration” shall mean this Declaration of Trust as amended or restated from time to time;

(h) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

ARTICLE II

NATURE AND PURPOSE OF TRUST

The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, including the following:

To hold, invest, and reinvest its funds, and in connection therewith to hold part or all of Its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection and improvement of any and all such securities or other instruments, and, in general, to conduct the business of a closed-end investment company as that term is defined in the 1940 Act; and

To engage in any lawful act or activity for which business trusts may be organized under Massachusetts law.

The enumeration herewith of the objects and purposes of the Trust shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Trust may lawfully pursue or exercise.

ARTICLE III

REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

The name of the registered agent of the Trust is CT Corporation System at 2 Oliver Street, Boston, Massachusetts. The principal place of business of the Trust is 333 West Wacker Drive, Chicago, lllinois 60606.

ARTICLE IV

BENEFICIAL INTEREST

Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be represented by one class of transferable Shares of beneficial interest, par value of $.01 per share, with each Share having identical powers, preferences, rights, qualifications, limitations and restrictions. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. There shall be no cumulative voting. The Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

(i) In the event of the termination of the Trust the holders of the Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

(ii) Each holder of Shares shall be entitled to one vote for each Share held on each matter submitted to a vote of Shareholders, and the holders of outstanding Shares shall vote together as a single class.

(iii) Dividends. when, as and if declared by the Trustees, shall be shares equally by the holders of Shares on a share for share basis. The Trustees may direct that any dividends as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust if such holder elects to have them reinvested.

(iv) If any Shares shall have been purchased or otherwise reacquired by the Trust in accordance with law, all Shares so purchased or otherwise reacquired shall be retired automatically, and such retired Shares shall have the status of authorized but unissued Shares.

(v) Shares shall be issued from time to time either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Trustees, from time to time, may deem advisable subject to any applicable limitations contained in the 1940 Act.

(vi) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

Section 2. Ownership of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

Section 3. No Preemptive Rights, Etc. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

ARTICLE V

THE TRUSTEES

Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

Section 2. Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees shall be such number as shall be fixed from time to time by the vote or consent of a majority of the Trustees then in office; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The initial number of Trustees of the Trust shall be two (2), and the following persons shall act as Trustees: Richard J. Franke and Donald E. Sveen. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of this Article V.

Section 3. Terms and Election. Each Trustee named in Section 2 of this Article V shall serve as a Trustee until the first meeting of Shareholders and until his successor is duly elected and qualified. Thereafter, each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is elected in the interim to fill a vacancy shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or disqualification of a Trustee may be filled by the affirmative vote of a majority of the remaining Trustees, even though less than a quorum. The power of appointment described in this Section 3 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 4. Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed from office only for “Cause” (as hereinafter defined) and only (i) by action of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares, or (ii) by written instrument, signed by at least sixty-six and two-thirds percent (66 2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. “Cause” shall require willful misconduct, dishonesty, fraud or a felony conviction. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 5. Effect of Death, Resignation, Etc. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 6. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

Section 7. Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article V may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article V be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares.

ARTICLE VI

POWERS OF TRUSTEES

Section 1. Powers. The Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Subject to any applicable limitation in the 1940 Act or this Declaration, the Trustees shall have power and authority:

(a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, Instrumentalities or subdivisions (including, but not limited to, bonds, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all futures contracts; government securities and money market instruments (including, but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements);

(b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

(c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(d) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(e) To retain a transfer agent and Shareholder servicing agent, or both;

(f) To provide for the distribution of interests of the Trust either through a principal underwriter or underwriters in the manner hereinafter provided for or by the Trust itself or both;

(g) To set record dates in the manner hereinafter provided for;

(h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

(i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XIII, Section 1 hereof;

(j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in their own names or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies;

(m) To issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and, except as prohibited by the 1940 Act, in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

(n) To set apart, from time to time, out of any funds of the Trust a reserve or reserves for any proper purpose, and to abolish any such reserve;

(o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(q) To make distributions of income and of capital gains to Shareholders;

(r) To borrow money and to pledge, mortgage, or hypothecate the assets of the Trust, subject to applicable requirements of the 1940 Act;

(s) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder of the terms of such redemption as established by the Trustees;

(t) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(u) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Trust would have the power to indemnify such person against such liability; and

(v) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

Any determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration of Trust as to any of the following matters shall be final and conclusive and shall be binding upon the Trust and every holder at any time of Shares, namely: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security owned or held by the Trust; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Trust; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Trust. No provision of this Declaration of Trust shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder, or (ii) protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2. Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman of the Board or the President, and shall be called at the written request of two or more Trustees. Unless waived by each trustee, three days’

notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3. Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by this Declaration of Trust, or the By-Laws of the Trust.

Section 4. Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from its members an Executive Committee, and Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other committee, each such committee to consist of two or more persons who need not be Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution.

Section 5. Action by Written Consent in Lieu of Meetings. Any action required or permitted to be taken by the Trustees (or a committee thereof) may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees (or a committee thereof) at which all Trustees were present.

ARTICLE VII

EXPENSES OF THE TRUST

The Trustees shall have the power to reimburse themselves from the Trust property for their expenses and disbursements, to pay reasonable compensation to themselves from the Trust property, and to incur and pay any other expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, including, without limitation, interest expenses, taxes, fees and commission of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of custodians, transfer agents, and registrars, expenses of preparing prospectuses and statements of additional information, expenses of printing and distributing prospectuses to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues, and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE VIII

INVESTMENT ADVISER, PRINCIPAL UNDERWRITERS AND TRANSFER AGENT

Section 1. Investment Adviser. The Trust may enter into a written contract with one or more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the “Investment Adviser,” to act as investment adviser to the Trust and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions. Any such contract, shall be subject to the approval of those persons required by the 1940 Act to approve such contract, and shall be terminable at any time upon not more than 60 days’ notice by resolution of the Trustees or by vote of a majority of the outstanding voting securities.

Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation in which any Trustee of the Trust may be interested. The compensation of the Investment Adviser may be based upon a percentage of the net proceeds of the initial public offering of Shares after payment of underwriting discounts and organization and offering costs, a percentage of the value of the net assets of the Trust, a percentage of the income or gross realized or unrealized gain of the Trust, or a combination thereof, or otherwise, as may be provided in such contract.

Upon the termination of any contract with Nuveen Institutional Advisory Corp., or any corporation affiliated with John Nuveen & Co. Incorporated, acting as investment adviser or manager, the Trustees are hereby required to promptly change the name of the Trust to a name which does not include “Nuveen” or any approximation or abbreviation thereof.

The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more subadvisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.

Section 2. Principal Underwriter. The Trust may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares. Any such contract may provide that the Trust shall pay such other party or parties such amounts as the Trustees may in their discretion deem reasonable and proper, and may also provide that such other party or parties may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares. Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation, including, without limitation, the Investment Adviser, or any firm or corporation in which any Trustee of the Trust or the Investment Adviser may be interested.

Section 3. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract(s) whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws. Such services may be provided by one or more entities.

Section 4. Parties to Contract. Any contract of the character described in Sections 1, 2 and 3 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

Section 5. Provisions and Amendments. Any contract entered into pursuant to Sections 1 and 2 of this Article VIII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendments thereof or other applicable laws) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 1, shall be effective unless made in accordance with the requirements of the 1940 Act.

ARTICLE IX

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article V, (b) with respect to any investment advisory or management contract as provided in Article VIII, Sections 1 and 5, (c) with respect to any termination of the Trust to the extent and as provided in Article XIII, Section 1, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article XIII, Section 4, (e) to the same extent as the Shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (f) with respect to such additional matters relating to the Trust as may be required or authorized by law, the 1940 Act, this Declaration of Trust, the By-Laws of the Trust, or any registration of the Trust with the Commission or any State, as the Trustees may consider necessary or desirable.

Notwithstanding any other provision of this Declaration of Trust, an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares shall be required to approve, adopt or authorize (i) a conversion of the Trust from a closed-end investment company to an open-end investment company, (ii) a merger or consolidation of the Trust with any corporation or a reorganization or recapitalization, (iii) a sale, lease or transfer of all or substantially all of the assets of the Trust (other than in the regular course of the Trust’s investment activities) prior to January 1, 2010, or (iv) a termination of the Trust prior to January 1, 2010, unless in any case such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Shares shall be required.

In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article IX may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article IX be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares.

Section 2. Meetings. Meetings of the Shareholders may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be held at such place within the United States as shall be fixed by the Trustees, and stated in the notice of the meeting. Meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days’ written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 3. Quorum and Action. (a) The holders of a majority of the Shares entitled to vote at a meeting, present in person or by proxy, are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

(b) The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, any provision of this Declaration of Trust or the By-Laws.

Section 4. Voting. At each meeting of the Shareholders, every holder of Shares then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the 1940 Act, this Declaration of Trust or the By-Laws, shall have one vote for each Share registered in his name.

Section 5. Action by Written Consent in Lieu of Meeting of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all of the Shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

ARTICLE X

CUSTODIAN

Section 1. Appointment and Duties. All securities and cash of the Trust shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Trust shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Trust held by the custodian. Said contract and all amendments thereto shall be approved by the Trustees of the Trust. The Trust shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Trust be delivered directly to the successor custodian.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws.

Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE XI

DISTRIBUTIONS

The Trustees may in their sole discretion from time to time declare and pay such dividends and distributions to Shareholders as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with this Declaration of Trust and good accounting practices.

ARTICLE XII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer of Shareholders or Shareholder individually.

All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 2. Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Indemnification. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a Shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

No indemnification shall be provided hereunder to a Covered Person:

(a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

(c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

(i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

(ii) by written opinion of independent legal counsel.

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of their heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4, provided that either:

(a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances: or

(b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 4, a “Disinterested Trustee” is one (x) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

As used in this Section 4, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 5. Shareholders. No personal liability for any debt or obligation of the Trust shall attached to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

ARTICLE XIII

MISCELLANEOUS

Section 1. Termination of Trust. Unless terminated sooner as provided herein, the Trust shall terminate on May 31, 2017, without a vote of the Shareholders of the Trust.

As provided in Article IX, Section 1, termination of the Trust prior to January 1, 2010 shall require an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares, unless such action has previously been approved, adopted or authorized in accordance with the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Shares will be required.

On or subsequent to January 1, 2010, the Trustees may, without a vote of the Shareholders of the Trust, (1) terminate the Trust by written notice to the Shareholders or (2) sell, convey and transfer the assets of the Trust, whether to another trust, partnership, association or corporation organized under the laws of any state of the United States or otherwise, in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust, and if all of the assets of the Trust have been so distributed, the Trust shall be terminated.

Subject to any requirements of the 1940 Act, upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of Shares on the date of termination in the manner set forth by resolution of the Trustees.

Prior to liquidating and terminating the Trust, the Trustees will consider whether such liquidation and termination is in the best interests of Shareholders. In considering the matter, the Trustees will take into account, among other factors, the adverse effect which capital losses realized upon disposition of securities in connection with liquidation (if any such losses are anticipated) would have on the Trust and its Shareholders. In the event that the Trustees determine that, under the circumstances, termination of the Trust on May 31, 2017 would not be in the best interests of Shareholders, the Trustees will call a special meeting of Shareholders to consider an appropriate amendment to the Declaration of Trust.

Section 2. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment shall be filed by the Trustees with the Secretary of State of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendment. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 3. Applicable Law. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 4. Amendments. Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees with the consent of Shareholders holding more than fifty percent (50%) of Shares entitled to vote. In addition, notwithstanding any other provision to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of Shareholders (i) at any time if the Trustees deem it necessary to conform this Declaration of Trust to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, or (ii) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares has become effective. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of amendments shall be filed as specified in Section 2 of this Article XIII.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

/s/ Donald E. Sveen, Trustee
Donald E. Sveen, Trustee
25 W. 461 Plamondon Road
Wheaton, IL 60187

/s/ Richard J. Franke, Trustee
Richard J. Franke, Trustee
179 East Lake Shore Drive, Apt. 28 Chicago, IL 60611

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

Then personally appeared the above-named Richard J. Franke and Donald E. Sveen, known to me to be the trustees of the Nuveen California Select Tax-Free Income Portfolio, who each acknowledged the foregoing instrument to be his free act and deed, before me this 30th day of March, 1992.

/s/ Sharon K. Bernath
Notary Public

My Commission Expires: 6-4-94

NUVEEN CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO

Incumbency Report

In accordance with Article V, Section 2 of the Declaration of Trust of Nuveen California Select Tax-Free Income Portfolio (the “Trust”), the size of the Trust’s Board of Trustees has been increased to be five (5) in number and in accordance with Article V, Section 3 of the Trust’s Declaration of Trust, as of March 31, 1992 the following persons listed below constitute all of the Trustees of the Trust pursuant to the unanimous written consent of the Trustees of the Trust on March 31, 1992.

Richard J. Franke

333 West Wacker Drive

Chicago, Illinois 60606

Donald E. Sveen

333 West Wacker Drive

Chicago, Illinois 60606

James E. Bacon

10 West 66th Street

Apt. 19F

New York, New York 10023

William L. Kissick

University of Pennsylvania

Department of Research

Philadelphia, Pennsylvania 19104-6020

Thomas E. Leafstrand

412 West Franklin

Wheaton, Illinois 60187

NUVEEN CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO

By	/s/ Richard J. Franke
Richard J. Franke
Title:	Trustee

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen California Select Tax-Free Income Portfolio (the “Trust”), a Massachusetts business trust, hereby certify that, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Trustees of the Trust, by unanimous vote, duly adopted a resolution amending the Declaration of the Trust of the Trust effective as of the date hereof as follows:

FIRST. Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

“Section 1. Name. This Trust shall be known as the “Nuveen Insured California Select Tax-Free Income Portfolio”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.”

SECOND. Article XIII, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

“Section 1. Termination of Trust. Unless terminated sooner as provided herein, the Trust shall terminate on June 30, 2017, without a vote of the Shareholders of the Trust.

As provided in Article IX, Section 1, termination of the Trust prior to January 1, 2010 shall require an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares, unless such action has previously been approved, adopted or authorized in accordance with the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Shares will be required.

On or subsequent to January 1, 2010, the Trustees may, without a vote of the Shareholders of the Trust, (1) terminate the Trust by written notice to the Shareholders or (2) sell, convey and transfer the assets of the Trust, whether to another trust, partnership, association or corporation organized under the laws of any state of the United States or otherwise, in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust, and if all of the assets of the Trust have been so distributed, the Trust shall be terminated.

Subject to any requirements of the 1940 Act, upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of Shares on the date of termination in the manner set forth by resolution of the Trustees.

Prior to liquidating and terminating the Trust, the Trustees will consider whether such liquidation and termination is in the best interests of Shareholders. In considering the matter, the Trustees will take into account, among other factors, the adverse effect which capital losses realized upon disposition of securities in connection with liquidation (if any such losses are anticipated) would have on the Trust and its Shareholders. In the event that the Trustees determine that, under the circumstances, termination of the Trust on June 30, 2017 would not be in the best interests of Shareholders, the Trustees will call a special meeting of Shareholders to consider an appropriate amendment to the Declaration of Trust.”

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument on May 6, 1992.

/s/ Richard J. Franke
Richard J. Franke, Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Donald E. Sveen
Donald E. Sveen, Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ James E. Bacon
James E. Bacon, Trustee
10 West 66th Street Apt. 19F New York, New York 10023

/s/ William L. Kissick
William L. Kissick, Trustee University of Pennsylvania Department of Research Philadelphia, Pennsylvania 19104-6020

/s/ Thomas E. Leafstrand
Thomas E. Leafstrand, Trustee 412 West Franklin Wheaton, Illinois 60187

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

Then personally appeared the above-named Richard J. Franke, Donald E. Sveen, James E. Bacon, William L. Kissick and Thomas E. Leafstrand, known to me to be the trustees of the Trust, who each acknowledged the foregoing instrument to be his free act and deed, before me this 6th day of May, 1992.

/s/ Sharon K. Bernath
Notary Public

My Commission Expires: 6-4-94

Nuveen Insured California Select Tax-Free Income Portfolio

Incumbency Certificate

The Board of Trustees of Nuveen Insured California Select Tax-Free Income Portfolio has been set at six (6) as of August 3, 1994, and the following persons constitute all of the Trustees of the Fund as of that date:

Donald E, Sveen

333 West Wacker Drive

Chicago, Illinois 60606

Anthony T. Dean

333 West Wacker Drive

Chicago, Illinois 60606

Sheila W. Wellington

250 Park Avenue South

New York, New York 10003

James E, Bacon

114 West 47th Street, 6th Floor

New York, New York 10003

William L. Kissick

University of Pennsylvania

Dept. of Research Medicine 224 NEB/2L

Philadelphia, Pennsylvania 19104

Thomas E. Leafstrand

412 West Franklin

Wheaton, Illinois 60187

Nuveen Insured California Select Tax-Free Income Portfolio

By:	/s/ James J. Wesolowski
James J. Wesolowski
Title:	Vice President & Secretary

Nuveen Insured California Select Tax-Free Income Portfolio

Incumbency Certificate

Effective July 18, 1996, the following persons constitute all of the Trustees of the above-referenced Fund:

Anthony T. Dean

333 West Wacker Drive

Chicago, Illinois 60606

Timothy R. Schwertfeger

333 West Wacker Drive

Chicago, Illinois 60606

Sheila W. Wellington

250 Park Avenue South

New York, New York 10003

James E. Bacon

114 West 47th Street, 6th Floor

New York, New York 10003

William L. Kissick

Ellet Lane

Philadelphia, Pennsylvania 19119

Thomas E. Leafstrand

412 West Franklin

Wheaton, Illinois 60187

Nuveen Insured California Select Tax-Free Income Portfolio

By:	/s/ James J. Wesolowski
James J. Wesolowski
Title:	Vice President & Secretary

NUVEEN INSURED CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO

INCUMBENCY CERTIFICATE

In accordance with Article V, Section 2 of the Declaration of Trust of Nuveen Insured California Select Tax-Free Income Portfolio (the “Trust”), effective January 1, 1999, the size of the Trust’s Board of Trustees was changed to seven (7) in number, and the following persons constitute all of the Trustees of the Trust:

James E. Bacon

89 Cross Highway

West Redding, Connecticut 06896

Anthony T. Dean

333 West Wacker Drive

Chicago, Illinois 60606

Jack B. Evans

2336 Linden Drive Southeast

Cedar Rapids, Iowa 52403

Thomas E. Leafstrand

412 West Franklin

Wheaton, Illinois 60187

William L. Kissick

Ellet Lane

Philadelphia, Pennsylvania 19119

Timothy R. Schwertfeger

333 West Wacker Drive

Chicago, Illinois 60606

Sheila W. Wellington

President - Catalyst

250 Park Avenue South

New York, New York 10003

NUVEEN INSURED CALIFONRIA SELECT TAX-FREE INCOME PORTFOLIO

By:	/s/ Gifford R. Zimmerman
Gifford R. Zimmerman
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen Insured California Select Tax-Free Income Portfolio (the “Trust”), a Massachusetts business trust, hereby certify that, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Trustees of the Trust, by unanimous vote and with the consent of the Shareholders of the Trust, duly adopted a resolution amending the Declaration of the Trust of the Trust effective as of the 2nd day of August, 2001 as follows:

Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

“Section 1. Name. This Trust shall be known as the “Nuveen California Select Tax-Free Income Portfolio”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.”

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of August 2, 2001.

/s/ James E. Bacon
James E. Bacon, Trustee
89 Cross Highway
Redding, Connecticut 06896

/s/ William E. Bennett
William E. Bennett
2218 North Dayton
Chicago, Illinois 60614

/s/ Jack B. Evans
Jack B. Evans, Trustee 2336 Linden Drive, SE Cedar Rapids, Iowa 52403

/s/ William L. Kissick
William L. Kissick, Trustee 50 Johnson’s Point Road Branford Connecticut 06405

/s/ Thomas E. Leafstrand
Thomas E. Leafstrand, Trustee 412 West Franklin Wheaton, Illinois 60187

/s/ Timothy R. Schwertfeger
Timothy R. Schwertfeger, Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Sheila W. Wellington
Sheila W. Wellington, Trustee 249 East 48th Street New York, New York 10017

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

Then personally appeared the above named Trustees, known to me to be the trustees of the Trust, who each acknowledged the foregoing instrument to be his free act and deed, before me this 2nd day of August, 2001.

/s/ Virginia L. Corcoran
Notary Public

My Commission Expires: 10-27-01

NUVEEN CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The undersigned Jessica R. Droeger, the Secretary of Nuveen California Select Tax-Free Income Portfolio (the “Trust”), a Massachusetts business trust, does hereby certify that I have access to the Trust’s records and am familiar with the matters therein contained, and further certify that:

1. In accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Trustees, by written instrument attached hereto did amend Article XIII, Section 1 of the Declaration of Trust (the “Amendment”) as of November 28, 2001, subject to of the consent of the Shareholders of the Trust; and

2. The Shareholders of the Trust, by vote taken on August 21, 2002, did consent to such Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of August, 2004.

/s/ Jessica R. Droeger
Jessica R. Droeger
Secretary

NUVEEN CALIFORNIA SELECT TAX-FREE INCOME PORTFOLIO

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen California Select Tax-Free Income Portfolio (the “Trust”), a Massachusetts business trust, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 28th day of November, 2001, subject to the consent of the Shareholders of the Trust:

Article XIII, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

Section 1. Termination of Trust. As provided in Article IX, Section 1, termination of the Trust prior to January 1, 2010 shall require an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares, unless such action has previously been approved, adopted or authorized in accordance with the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Shares will be required.

On or subsequent to January 1, 2010, the Trustees may, without a vote of the Shareholders of the Trust, (1) terminate the Trust by written notice to the Shareholders or (2) sell, convey and transfer the assets of the Trust, whether to another trust, partnership, association or corporation organized under the laws of any state of the United States or otherwise, in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust, and if all of the assets of the Trust have been so distributed, the Trust shall be terminated.

Subject to any requirements of the 1940 Act, upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distrubutable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of Shares on the date of termination in the manner set forth by resolution of the Trustees.

Prior to liquidating and terminating the Trust, the Trustees will consider whether such liquidation and termination is in the best interests of Shareholders. In considering this matter, the Trustees will take into account, among other factors, the adverse effect which capital losses realized upon disposition of securities in connection with liquidation (if any such losses are anticipated) would have on the Trust and its Shareholders.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 28th day of November, 2001.

/s/ Timothy R. Schwertfeger	/s/ James E. Bacon
Timothy R. Schwertfeger, as Trustee	James E. Bacon, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ William E. Bennett	/s/ Jack B. Evans
William E. Bennett, as Trustee	Jack B. Evans, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ William L. Kissick	/s/ Thomas E. Leafstrand
William L. Kissick, as Trustee	Thomas E. Leafstrand, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Sheila W. Wellington, as Trustee
333 West Wacker Drive
Chicago, Illinois 60606